Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Domino’s Pizza 401(k) Savings Plan on Form 11-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Domino’s Pizza, Inc. on Forms S-8 (File Nos. 333-121830 and 333-161971).

/s/ Grant Thornton LLP

Southfield, Michigan

June 23, 2016